UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 15, 2017
____________________

GLASSBRIDGE ENTERPRISES, INC.

(Exact name of registrant as specified in its charter)

 ___________________

Delaware	001-14310	41-1838504
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1099 Helmo Ave. N., Suite 250, Oakdale, Minnesota 55128

(Address of principal executive offices, including zip code)

(651) 704-4000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

GlassBridge Enterprises, Inc. (the “Company” or “we”) entered into a Settlement Agreement (the “Settlement Agreement”), dated as of September 15, 2017 (the “Effective Date”), with CMC Magnetics Corporation, on behalf itself and CMC Magnetics Co., Ltd. and their respective subsidiaries and affiliates (collectively, “CMC”), resolving all claims relating to the previously disclosed lawsuits (the “Lawsuits”) filed by CMC against the Company and its subsidiaries Imation Latin America, Imation Corporation Japan (“ICJ”) and Imation Europe B.V. (“IEBV”) and certain co-defendants (the “Co-Defendants”) that the Company has an obligation to defend and indemnify. In the Lawsuits, CMC alleged that the Company and its subsidiaries were liable for payment of trade payables and related interest totaling approximately $23 million. As of June 30, 2017, the Company recorded, but had not made payment, with respect to $21 million of such disputed trade payables, all of which were recorded as current liabilities of discontinued operations on the Company’s consolidated balance sheets.

The Settlement Agreement provides that CMC will dismiss the Lawsuits with prejudice and release its claims against the Company, its subsidiaries and the Co-Defendants, in each case, upon the delivery of the Initial Payment, the Note and the Guarantee (each as defined below). Pursuant to the terms of the Settlement Agreement: (i) ICJ will cause the release and payment to CMC of approximately an aggregate of $9.2 million in attached assets previously recorded on the Company’s June 30, 2017 consolidated balance sheets as restricted cash within current assets of discontinued operations; (ii) ICJ will make a $1.5 million cash payment (the “Initial Cash Payment”) to CMC by October 10, 2017; (iii) IEBV will cause the release and payment to CMC of approximately $825,000 in attached assets previously recorded on the Company’s June 30, 2017 consolidated balance sheets as restricted cash within current assets of discontinued operations; (iv) ICJ issued to CMC an unsecured promissory note (the “Note”) in the principal amount of $1.5 million, of which $500,000 is payable on or before January 10, 2018 and $1.0 million of which is payable on or before October 10, 2019, and with respect to which no interest shall accrue if principal payments are made when scheduled; (v) the Company issued to CMC a Guarantee (the “Guarantee”) with respect to ICJ’s obligations arising under the Note and the payment obligations described in clauses (i) through (iii) above. The dollar amounts described in clauses (i) and (iii) above are approximate, reflect conversions from Japanese yen and Euros to U.S. dollars as of the Effective Date and are subject to adjustment due to fluctuations in exchange rates and the potential accrual of interest.

The foregoing descriptions of the Settlement Agreement, the Note and the Guarantee do not purport to be complete and are qualified in their entirety by reference to the Settlement Agreement, the Note and the Guarantee, which are incorporated herein by reference. Copies of the Settlement Agreement, the Note and the Guarantee are filed as Exhibits 10.1, 10.2 and 10.3 hereto, respectively.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

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Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

The following documents are attached as exhibits to this Current Report on Form 8-K.

Exhibit No.	Description
10.1	Settlement Agreement, dated as of September 15, 2017, by and among the Company, CMC Magnetics Corporation, Imation Corporation Japan and Imation Europe B.V.
10.2	Promissory Note, dated September 15, 2017, issued by Imation Corporation Japan to CMC Magnetics Corporation.
10.3	Guarantee, dated as of September 15, 2017, made by the Company in favor of CMC Magnetics Corporation.

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EXHIBIT INDEX

Exhibit No.	Description
10.1	Settlement Agreement, dated as of September 15, 2017, by and among the Company, CMC Magnetics Corporation, Imation Corporation Japan and Imation Europe B.V.
10.2	Promissory Note, dated September 15, 2017, issued by Imation Corporation Japan to CMC Magnetics Corporation.
10.3	Guarantee, dated as of September 15, 2017, made by the Company in favor of CMC Magnetics Corporation.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLASSBRIDGE ENTERPRISES, INC.

Dated: September 18, 2017	By:	/s/ Danny Zheng
	Name:	Danny Zheng
	Title:	Interim Chief Executive Officer and Chief Financial Officer

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